Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-173025) of Merck & Co., Inc. of our report dated June 18, 2014, relating to the financial statements of The Schering-Plough Puerto Rico Employees’ Retirement Savings Plan, which appears in this Form 11-K.
/s/ PricewaterhouseCoopers LLP
New York, New York
June 18, 2014